PRESS RELEASE
ATLANTIC CAPITAL BANCSHARES, INC. REPORTS FIRST QUARTER 2019 RESULTS
Atlanta, GA - April 25, 2019 - Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced net income from continuing operations for the quarter ended March 31, 2019 of $6.4 million, or $0.26 per diluted share, compared to $5.2 million, or $0.20 per diluted share, for the first quarter of 2018 and $7.5 million, or $0.29 per diluted share, for the fourth quarter of 2018.
On April 5, 2019, Atlantic Capital closed on the sale (the “branch sale”) of 14 branches in Tennessee and northwest Georgia, including its mortgage business. This branch divestiture included the sale of approximately $589 million in deposits and $385 million in loans. The income and expenses related to these branches are included in discontinued operations, and prior period financial information has been retrospectively adjusted for the impact of discontinued operations.
“We are pleased to report strong and sustained momentum and profit improvement from continuing operations through a period of strategic transition. With the April 5th divestiture of our residential mortgage business and 14 banking offices in Tennessee and northwest Georgia, Atlantic Capital is now fully positioned to pursue its refined strategy centered on the Atlanta market and our national commercial lines of business. We believe this strategy, combined with our continued focus on sound credit quality, disciplined expense management, and strong growth in core deposit funding, will produce improved operating performance and further enhance the value of our company,” remarked Douglas Williams, President and Chief Executive Officer.
First Quarter Highlights(1)

•	Increased tangible book value per share to $12.17, compared to $10.98 at March 31, 2018 and $11.88 at December 31, 2018.

•	Expanded taxable equivalent net interest margin from continuing operations to 3.74% compared to 3.39% in the first quarter of 2018 and 3.66% in the fourth quarter of 2018.

•	Increased commercial and industrial loans held for investment $120.8 million, or 21.6% from March 31, 2018 and $34.1 million, or 21.1% annualized, from December 31, 2018.

•	Increased average deposits from continuing operations $229.0 million, or 14.6%, compared to the first quarter of 2018 and $13.7 million, or 3.1% annualized, compared to the fourth quarter of 2018.

•	Repurchased 957,295 shares in the quarter totaling $17.1 million. Repurchased 1.8 million shares totaling $31.3 million since the announcement of the $85.0 million buyback program in November 2018.
Income Statement
Taxable equivalent net interest income from continuing operations totaled $20.5 million, an increase of $3.0 million, or 17%, from the first quarter of 2018 and a decrease of $640,000 from the fourth quarter of 2018. The decrease in net interest income from the fourth quarter of 2018 was primarily the result of two fewer days in the first quarter of 2019 along with a decrease in the average balance of investment securities.
Atlantic Capital expects net interest income from continuing operations in future periods to be negatively impacted as a result of the $166 million in cash paid to the buyer at the closing of the branch sale. The Company anticipates restructuring the balance sheet following the transaction with a combination of excess cash, proceeds from sold securities, FHLB borrowings and brokered deposits.
Net interest margin from continuing operations was 3.74% in the first quarter of 2019, an increase of 35 basis points from the first quarter of 2018 and an increase of 8 basis points from the fourth quarter of 2018. These increases were the result of higher loan yields partially offset by an increase in deposit rates. Following the closing of the branch sale in the second quarter of 2019, the Company anticipates the net interest margin in future quarters to range from 3.50% to 3.55%.
(1) Commentary is on a fully taxable-equivalent basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a tax equivalent basis, net interest income and net interest margin are provided on a fully taxable-equivalent basis, which generally assumes a 21% marginal tax rate. We provide detailed reconciliations in the Non-GAAP Performance and Financial Measures Reconciliation table on page 15.

The yield on loans from continuing operations in the first quarter of 2019 increased 66 basis points to 5.40% from the first quarter of 2018 and increased 9 basis points from the fourth quarter of 2018. Loan yields in the first quarter of 2019 benefited from the increases in short term interest rates during 2018.
The cost of deposits from continuing operations in the first quarter of 2019 was 1.09%, an increase of 46 basis points from the first quarter of 2018 and an increase of 16 basis points from the fourth quarter of 2018. The cost of interest bearing deposits from continuing operations increased 68 basis points to 1.61% from the first quarter of 2018 and 21 basis points from the fourth quarter of 2018. The higher rates on deposits were driven by higher rates on money market accounts as a result of continued competition for deposits and the impact of increases in short term interest rates during 2018.
The provision for loan losses for continuing operations was $814,000 in the first quarter of 2019, an increase of $42,000 compared to $772,000 in the first quarter of 2018 and an increase of $312,000 compared to $502,000 in the fourth quarter of 2018. The increase in the provision was primarily due to net charge-offs. Net charge-offs in the first quarter of 2019 totaled $558,000, including a $330,000 net charge off for a Tennessee commercial loan not included in the branch sale.
Noninterest income from continuing operations totaled $2.3 million in the first quarter of 2019 compared to $3.2 million in the first quarter of 2018 and $164,000 in the fourth quarter of 2018. The first quarter of 2018 included $518,000 in trust income earned prior to the sale of Southeastern Trust Company in the second quarter of 2018. The fourth quarter of 2018 included a loss of $1.9 million on the sale of investment securities to help fund the cash owed to the buyer at the closing of the branch sale.
Noninterest expense from continuing operations totaled $13.8 million in the first quarter of 2019, an increase of $508,000 compared to the first quarter of 2018, and an increase of $1.6 million compared to the fourth quarter of 2018. Salaries and employee benefits expense totaled $9.2 million in the first quarter of 2019, and accounted for most of the increase in expenses relative to both periods. This included severance expense and seasonally higher benefits expense, including payroll taxes, 401k expense and medical insurance expense. We expect quarterly expenses from continuing operations in 2019 to be approximately $13.5 million, as we recognize any additional savings from the branch sale offset by the additional expense from hiring new bankers and opening new locations.
Balance Sheet
Total loans held for investment were $1.73 billion at March 31, 2019, an increase of $172.2 million, or 11.0%, from March 31, 2018 and an increase of $6.5 million, or 1.5% annualized, from December 31, 2018. Commercial and industrial loans increased $120.8 million, or 21.6% from March 31, 2018 and increased $34.1 million, or 21.1% annualized, from December 31, 2018. Multifamily loans decreased $44.9 million from December 31, 2018 due to an increase in loan payoffs during the quarter.
At March 31, 2019, the allowance for loan losses was $18.1 million, or 1.04% of loans held for investment, an increase of $256,000 from December 31, 2018 and a decrease of $1.8 million from March 31, 2018. The decrease from March 31, 2018 to March 31, 2019 included a $3.1 million reduction in the allowance for loan losses in the fourth quarter of 2018 due to the transfer during the fourth quarter of 2018 of the branch sale loans to held for sale.
Non-performing assets from continuing operations totaled 0.34% of total assets, as of March 31, 2019, compared to 0.11% of total assets as of March 31, 2018 and 0.14% of total assets as of December 31, 2018. The increase was primarily due to the Company placing one SBA loan totaling $3.5 million on nonaccrual status during the first quarter of 2019.
Total average deposits from continuing operations were $1.79 billion for the first quarter of 2019, an increase of $229.0 million, or 14.6%, from the first quarter of 2018 and an increase of $13.7 million, or 3.1% annualized, from the fourth quarter of 2018. Noninterest bearing deposits were 32.1% of total average deposits in the first quarter of 2019, compared to 32.1% in the first quarter of 2018 and 33.6% in the fourth quarter of 2018.

Earnings Conference Call
The Company will host a conference call at 10:00 a.m. EST on Friday, April 26, 2019, to discuss the financial results for the quarter ended March 31, 2019. Individuals wishing to participate in the conference call may do so by dialing 844.868.8848 from the United States and entering Conference ID 89772886. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.
Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) taxable equivalent interest income; (ii) taxable equivalent net interest income; (iii) taxable equivalent net interest margin; (iv) taxable equivalent income before income taxes; (v) taxable equivalent income tax expense; (vi) tangible assets; (vii) tangible common equity; and (viii) tangible book value per common share, in its analysis of the Company's performance. Tangible common equity excludes goodwill and other intangible assets from shareholders' equity.
Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.

About Atlantic Capital Bancshares
Atlantic Capital Bancshares, Inc. is a $2.9 billion publicly traded bank holding company headquartered in Atlanta, Georgia. Atlantic Capital offers commercial and not-for-profit banking services, specialty corporate financial services, private banking services and commercial real estate finance solutions to privately held companies and individuals in the Atlanta area, as well as specialized financial services for select clients nationally.

Media Contact:
Ashley Carson
Email: ashley.carson@atlcapbank.com
Phone: 404-995-6050

Financial Contact:
Patrick Oakes
Email: patrick.oakes@atlcapbank.com
Phone: 404-995-6050

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

	2019	2018				First Quarter 2019 to 2018 Change
(in thousands, except share and per share data; taxable equivalent)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
INCOME SUMMARY (1)
Interest income (2)	$26,297	$26,725	$24,114	$22,934	$21,382	23%
Interest expense	5,773	5,560	4,720	4,392	3,841	50
Net interest income	20,524	21,165	19,394	18,542	17,541	17
Provision for loan losses	814	502	845	(173)	772	5
Net interest income after provision for loan losses	19,710	20,663	18,549	18,715	16,769	18
Noninterest income	2,336	164	2,255	4,466	3,162	(26)
Noninterest expense	13,795	12,208	11,872	12,623	13,288	4
Income from continuing operations before income taxes	8,251	8,619	8,932	10,558	6,643	24
Income tax expense	1,811	1,136	1,934	2,180	1,452	25
Net income from continuing operations	6,440	7,483	6,998	8,378	5,191	24
Income (loss) from discontinued operations, net of tax	(1,063)	1,347	(485)	(227)	(153)	595
Net income	$5,377	$8,830	$6,513	$8,151	$5,038	7%

PER SHARE DATA
Diluted earnings per share - continuing operations	$0.26	$0.29	$0.27	$0.32	$0.20
Diluted earnings (loss) per share - discontinued operations	(0.04)	0.05	(0.02)	(0.01)	(0.01)
Diluted earnings per share	0.21	0.34	0.25	0.31	0.19
Book value per share	13.10	12.80	12.27	12.14	11.91
Tangible book value per common share (3)	12.17	11.88	11.37	11.23	10.98

PERFORMANCE MEASURES
Return on average equity	6.80%	10.90%	8.07%	10.46%	6.66%
Return on average assets	0.77	1.21	0.92	1.20	0.76
Taxable equivalent net interest margin - continuing operations	3.74	3.66	3.48	3.51	3.39
Efficiency ratio - continuing operations	60.61	57.50	55.09	55.10	64.50

CAPITAL
Average equity to average assets	11.34%	11.11%	11.41%	11.50%	11.34%
Tangible common equity to tangible assets	10.51	10.25	10.38	10.99	10.50
Tier 1 capital ratio	11.0 (6)	11.5	11.8	12.0	11.3
Total risk based capital ratio	13.7 (6)	14.2	14.7	15.0	14.3
Number of common shares outstanding - basic	24,466,964	25,290,419	26,103,666	26,102,217	25,772,208
Number of common shares outstanding - diluted	24,719,273	25,480,233	26,281,849	26,336,871	26,000,216

ASSET QUALITY
Allowance for loan losses to loans held for investment (4)	1.04%	1.03%	1.00%	1.01%	1.01%
Net charge-offs to average loans (5)	0.11	—	—	0.03	0.05
Non-performing assets to total assets	0.40	0.20	0.13	0.14	0.13

(1)On April 5, 2019, Atlantic Capital completed the sale to FirstBank of its Tennessee and northwest Georgia banking operations, including 14 branches and the mortgage business. The banking business and branches subsequently sold to FirstBank are reported as discontinued operations. Discontinued operations have been reported retrospectively for periods presented prior to December 31, 2018. (2)Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate. (3)Excludes effect of acquisition related intangibles. (4)The first quarter 2019 and fourth quarter 2018 ratios are calculated on a continuing operations basis. Prior period ratios have not been retroactively adjusted for the impact of discontinued operations. (5)Annualized. (6)Amounts are estimates as of 3/31/19.

ATLANTIC CAPITAL BANCSHARES, INC.
Financial Information from Discontinued Operations

Assets and Liabilities from Discontinued Operations

(in thousands)	March 31, 2019	December 31, 2018
Cash	$4,168	$4,234
Loans held for sale - discontinued operations	384,779	373,030
Premises held for sale - discontinued operations	7,736	7,722
Goodwill - discontinued operations	4,555	4,555
Other assets	1,158	1,405
Total assets	$402,396	$390,946

Deposits to be assumed - discontinued operations	$593,264	$585,429
Securities sold under agreements to repurchase - discontinued operations	9,821	6,220
Total liabilities	$603,085	$591,649
Net liabilities	$(200,689)	$(200,703)

Components of Net Income (Loss) from Discontinued Operations

	2019	2018
(in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Net interest income	$3,125	$3,225	$3,266	$3,570	$4,079
Provision for loan losses	—	(3,097)	—	—	—
Net interest income after provision	3,125	6,322	3,266	3,570	4,079
Service charges	481	483	474	480	485
Mortgage income	288	320	315	363	304
Other income	21	47	22	22	32
Total noninterest income	790	850	811	865	821
Salaries and employee benefits	2,427	2,757	2,820	3,010	3,127
Occupancy	339	479	556	511	470
Equipment and software	123	158	217	203	201
Amortization of intangibles	247	271	296	319	343
Communications and data processing	389	440	381	346	362
Divestiture expense	1,449	825	—	—	—
Other noninterest expense	358	446	453	349	601
Total noninterest expense	5,332	5,376	4,723	4,738	5,104
Net income (loss) before provision for income taxes	(1,417)	1,796	(646)	(303)	(204)
Provision (benefit) for income taxes	(354)	449	(161)	(76)	(51)
Net income (loss) from discontinued operations	$(1,063)	$1,347	$(485)	$(227)	$(153)

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Balance Sheets (unaudited)

	March 31,	December 31,	March 31,
(in thousands, except share data)	2019	2018	2018
ASSETS
Cash and due from banks	$36,992	$42,895	$39,985
Interest-bearing deposits in banks	76,720	216,040	62,787
Other short-term investments	29,457	9,457	9,669
Cash and cash equivalents	143,169	268,392	112,441
Investment securities available-for-sale	402,640	402,486	458,730
Other investments	28,844	29,236	37,949
Loans held for sale	1,530	5,889	835
Loans held for sale - discontinued operations(1)	384,779	373,030	397,094
Loans held for investment(1)	1,734,557	1,728,073	1,562,327
Less: allowance for loan losses(2)	(18,107)	(17,851)	(19,885)
Loans held for investment, net	1,716,450	1,710,222	1,542,442
Premises held for sale - discontinued operations(1)	7,736	7,722	7,810
Premises and equipment, net(1)	23,311	9,779	7,665
Bank owned life insurance	65,486	65,149	64,014
Goodwill - discontinued operations(1)	4,555	4,555	4,555
Goodwill and intangible assets, net(1)	21,376	21,523	22,930
Other real estate owned	971	874	927
Other assets	55,040	56,583	61,273
Total assets	$2,855,887	$2,955,440	$2,718,665

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand(1)	$561,829	$602,252	$472,181
Interest-bearing checking(1)	233,838	252,490	214,333
Savings(1)	896	725	3,593
Money market(1)	962,741	987,183	699,311
Time(1)	22,069	10,623	3,074
Brokered deposits	65,811	99,241	112,376
Deposits to be assumed - discontinued operations(1)	593,264	585,429	591,432
Total deposits	2,440,448	2,537,943	2,096,300
Federal funds purchased	—	—	40,000
Securities sold under agreements to repurchase - discontinued operations(1)	9,821	6,220	7,855
Federal Home Loan Bank borrowings	—	—	185,000
Long-term debt	49,746	49,704	49,577
Other liabilities	35,245	37,920	32,874
Total liabilities	2,535,260	2,631,787	2,411,606

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2019, December 31, 2018, and March 31, 2018	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 24,466,964, 25,290,419, and 25,772,208 shares issued and outstanding as of March 31, 2019, December 31, 2018, and March 31, 2018, respectively	276,346	291,771	300,893
Retained earnings	47,191	42,187	18,693
Accumulated other comprehensive (loss) income	(2,910)	(10,305)	(12,527)
Total shareholders’ equity	320,627	323,653	307,059
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,855,887	$2,955,440	$2,718,665

(1)Assets and liabilities related to the sale of Tennessee and northwest Georgia banking operations were classified as held for sale as of December 31, 2018, and prior periods have been adjusted retrospectively. (2)The allowance for loan losses has not been adjusted retrospectively for discontinued operations in prior periods.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited) (1)

(in thousands, except share and per share data)	Three months ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
INTEREST INCOME
Loans, including fees	$22,752	$22,752	$20,117	$19,269	$17,972
Investment securities available-for-sale	2,631	2,844	2,789	2,687	2,592
Interest and dividends on other interest‑earning assets	814	1,032	1,111	880	715
Total interest income	26,197	26,628	24,017	22,836	21,279

INTEREST EXPENSE
Interest on deposits	4,831	4,185	3,182	2,715	2,424
Interest on Federal Home Loan Bank advances	—	487	637	766	509
Interest on federal funds purchased and securities sold under agreements to repurchase	118	60	77	88	79
Interest on long-term debt	824	828	824	823	829
Total interest expense	5,773	5,560	4,720	4,392	3,841

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	20,424	21,068	19,297	18,444	17,438
Provision for loan losses	814	502	845	(173)	772
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	19,610	20,566	18,452	18,617	16,666

NONINTEREST INCOME
Service charges	794	876	804	828	707
Gains (losses) on sale of securities	—	(1,853)	—	(2)	—
Gains (losses) on sale of other assets	(3)	—	58	(166)	(46)
Trust income	—	—	—	507	518
Derivatives income	(111)	154	20	20	114
Bank owned life insurance	360	380	379	378	369
SBA lending activities	1,086	425	882	997	1,302
Gain on sale of trust company	—	—	—	1,681	—
Other noninterest income	210	182	112	223	198
Total noninterest income	2,336	164	2,255	4,466	3,162

NONINTEREST EXPENSE
Salaries and employee benefits	9,213	7,573	7,332	7,911	8,950
Occupancy	639	655	732	700	885
Equipment and software	739	783	747	701	586
Professional services	775	947	796	943	825
Postage, printing and supplies	48	30	55	44	37
Communications and data processing	675	772	566	657	681
Marketing and business development	226	224	211	135	140
FDIC premiums	235	157	154	143	108
Other noninterest expense	1,245	1,067	1,279	1,389	1,076
Total noninterest expense	13,795	12,208	11,872	12,623	13,288

INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	8,151	8,522	8,835	10,460	6,540
Provision for income taxes	1,711	1,039	1,837	2,082	1,349
NET INCOME FROM CONTINUING OPERATIONS	6,440	7,483	6,998	8,378	5,191
DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	$(1,417)	$1,796	$(646)	$(303)	$(204)
Provision (benefit) for income taxes	(354)	449	(161)	(76)	(51)
Net income (loss) from discontinued operations	(1,063)	1,347	(485)	(227)	(153)
NET INCOME	$5,377	$8,830	$6,513	$8,151	$5,038

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited) (1)

(in thousands, except share and per share data)	Three months ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net Income (Loss) per Common Share ‑ Basic
Net income per common share - continuing operations	$0.26	$0.29	$0.27	$0.32	$0.20
Net income (loss) per common share - discontinued operations	(0.04)	0.05	(0.02)	(0.01)	(0.01)
Net Income per Common Share ‑ Basic	0.22	0.34	0.25	0.31	0.20
Net Income (Loss) per Common Share ‑ Diluted
Net income per common share - continuing operations	$0.26	$0.29	$0.27	$0.32	$0.20
Net income (loss) per common share - discontinued operations	(0.04)	0.05	(0.02)	(0.01)	(0.01)
Net Income per Common Share ‑ Diluted	0.21	0.34	0.25	0.31	0.19

Weighted average shares - basic	24,855,171	25,919,445	26,103,397	26,010,914	25,750,824
Weighted average shares - diluted	25,019,384	26,043,799	26,254,772	26,200,026	25,945,773

(1)Discontinued operations have been reported retrospectively for all periods presented.

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	March 31, 2019			December 31, 2018
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$92,168	$463	2.04%	$111,988	$638	2.26%
Other short-term investments	11,680	86	2.99	19,078	142	2.95
Investment securities:
Taxable investment securities	320,089	2,113	2.68	376,163	2,362	2.49
Non-taxable investment securities(1)	80,012	618	3.13	74,302	579	3.09
Total investment securities	400,101	2,731	2.77	450,465	2,941	2.59
Loans - continuing operations	1,707,682	22,752	5.40	1,699,801	22,752	5.31
FHLB and FRB stock	12,528	265	8.58	15,985	252	6.25
Total interest-earning assets - continuing operations	2,224,159	26,297	4.80	2,297,317	26,725	4.62
Loans held for sale - discontinued operations	381,783	4,541	4.82	377,052	4,509	4.74
Total interest-earning assets	2,605,942	30,838	4.80	2,674,369	31,234	4.63
Non-earning assets	223,130			216,958
Total assets	$2,829,072			$2,891,327
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,124,350	4,255	1.53	1,079,178	3,601	1.32
Time deposits	12,847	38	1.20	10,116	33	1.29
Brokered deposits	81,141	538	2.69	93,558	551	2.34
Total interest-bearing deposits	1,218,338	4,831	1.61	1,182,852	4,185	1.40
Total borrowings	18,056	118	2.65	91,155	547	2.38
Total long-term debt	49,719	824	6.72	49,677	828	6.61
Total interest-bearing liabilities - continuing operations	1,286,113	5,773	1.82	1,323,684	5,560	1.67
Interest-bearing liabilities - discontinued operations	473,090	1,416	1.21	472,162	1,284	1.08
Total interest-bearing liabilities	1,759,203	7,189	1.66	1,795,846	6,844	1.51
Demand deposits	575,453			597,240
Demand deposits - discontinued operations	128,977			135,774
Other liabilities	44,627			41,120
Shareholders' equity	320,812			321,347
Total liabilities and shareholders' equity	$2,829,072			$2,891,327
Net interest spread - continuing operations			2.98%			2.95%
Net interest income and net interest margin - continuing operations(2)		$20,524	3.74%		$21,165	3.66%
Net interest income and net interest margin(2)		$23,649	3.68%		$24,390	3.62%

Non-taxable equivalent net interest margin			3.66%			3.60%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	March 31, 2019			March 31, 2018
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$92,168	$463	2.04%	$78,207	$397	2.06%
Other short-term investments	11,680	86	2.99	10,346	63	2.47
Investment securities:
Taxable investment securities	320,089	2,113	2.68	375,771	2,116	2.28
Non-taxable investment securities(1)	80,012	618	3.13	78,146	579	3.00
Total investment securities	400,101	2,731	2.77	453,917	2,695	2.41
Loans - continuing operations	1,707,682	22,752	5.40	1,536,636	17,972	4.74
FHLB and FRB stock	12,528	265	8.58	17,895	255	5.78
Total interest-earning assets - continuing operations	2,224,159	26,297	4.80	2,097,001	21,382	4.14
Loans held for sale - discontinued operations	381,783	4,541	4.82	402,317	4,703	4.74
Total interest-earning assets	2,605,942	30,838	4.80	2,499,318	26,085	4.23
Non-earning assets	223,130			205,504
Total assets	$2,829,072			$2,704,822
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,124,350	4,255	1.53	934,415	1,917	0.83
Time deposits	12,847	38	1.20	9,800	28	1.16
Brokered deposits	81,141	538	2.69	117,787	479	1.65
Total interest-bearing deposits	1,218,338	4,831	1.61	1,062,002	2,424	0.93
Total borrowings	18,056	118	2.65	151,946	588	1.57
Total long-term debt	49,719	824	6.72	49,550	829	6.79
Total interest-bearing liabilities - continuing operations	1,286,113	5,773	1.82	1,263,498	3,841	1.23
Interest-bearing liabilities - discontinued operations	473,090	1,416	1.21	458,029	624	0.55
Total interest-bearing liabilities	1,759,203	7,189	1.66	1,721,527	4,465	1.05
Demand deposits	575,453			502,829
Demand deposits - discontinued operations	128,977			135,901
Other liabilities	44,627			37,744
Shareholders' equity	320,812			306,821
Total liabilities and shareholders' equity	$2,829,072			$2,704,822
Net interest spread - continuing operations			2.98%			2.90%
Net interest income and net interest margin - continuing operations(2)		$20,524	3.74%		$17,541	3.39%
Net interest income and net interest margin(2)		$23,649	3.68%		$21,620	3.51%

Non-taxable equivalent net interest margin			3.66%			3.49%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans(1)

(dollars in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	Linked Quarter Change	Year Over Year Change

Loans held for sale
Loans held for sale	$1,530	$5,889	$1,886	$1,612	$835	$(4,359)	$695
Loans held for sale - discontinued operations	384,779	373,030	375,976	382,732	397,094	11,749	(12,315)
Total loans held for sale	$386,309	$378,919	$377,862	$384,344	$397,929	$7,390	$(11,620)

Loans held for investment
Commercial loans:
Commercial and industrial	$679,489	$645,374	$581,737	$546,497	$558,654	$34,115	$120,835
Commercial real estate:
Multifamily	43,929	88,826	108,001	92,013	92,016	(44,897)	(48,087)
Owner occupied	304,945	298,291	295,801	265,576	260,270	6,654	44,675
Investment	394,087	407,711	409,145	386,072	389,410	(13,624)	4,677
Construction and land:
1-4 family residential construction	2,067	1,006	—	378	287	1,061	1,780
Other construction, development, and land	171,818	155,226	147,114	134,764	131,466	16,592	40,352
Mortgage warehouse loans	22,267	27,967	27,838	38,352	44,575	(5,700)	(22,308)
Total commercial loans	1,618,602	1,624,401	1,569,636	1,463,652	1,476,678	(5,799)	141,924

Residential:
Residential mortgages	32,915	32,800	24,904	20,270	19,446	115	13,469
Home equity	23,171	22,822	33,410	32,638	34,673	349	(11,502)
Total residential loans	56,086	55,622	58,314	52,908	54,119	464	1,967

Consumer	35,203	25,851	26,825	25,531	23,214	9,352	11,989
Other	26,663	24,712	10,579	12,409	11,769	1,951	14,894
	1,736,554	1,730,586	1,665,354	1,554,500	1,565,780	5,968	170,774
Less net deferred fees and other unearned income	(1,997)	(2,513)	(2,896)	(2,921)	(3,453)	516	1,456
Total loans held for investment	$1,734,557	$1,728,073	$1,662,458	$1,551,579	$1,562,327	$6,484	$172,230

Total loans	$2,120,866	$2,106,992	$2,040,320	$1,935,923	$1,960,256	$13,874	$160,610

(1)Loans held for sale-discontinued operations and loans held for investment have been reported retrospectively for all periods prior to December 31, 2018.

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Loan Losses Activity and Credit Quality

	2019	2018
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Balance at beginning of period	$17,851	$20,443	$19,583	$19,885	$19,344
Provision for loan losses	814	595	758	(173)	811
Provision for loan losses (reversal of provision) - discontinued operations	—	(3,097)	—	—	—
Provision for PCI loan losses	—	(93)	87	—	(39)
Loans charged-off:
Commercial and industrial	(549)	—	—	—	(126)
Commercial real estate	—	—	—	(50)	—
Construction and land	—	—	—	—	—
Residential mortgages	(9)	(5)	—	—	(70)
Home equity	—	—	—	(102)	(58)
Consumer	(37)	(3)	—	(10)	(3)
Other	—	—	—	—	—
Total loans charged-off	(595)	(8)	—	(162)	(257)
Recoveries on loans previously charged-off:
Commercial and industrial	14	—	—	—	19
Commercial real estate	—	—	—	28	—
Construction and land	3	—	—	—	—
Residential mortgages	7	4	—	—	—
Home equity	1	—	—	—	—
Consumer	12	7	15	5	7
Other	—	—	—	—	—
Total recoveries	37	11	15	33	26
Net charge-offs	$(558)	$3	$15	$(129)	$(231)
Balance at period end (1)	$18,107	$17,851	$20,443	$19,583	$19,885

Loans
Loans held for sale	$1,530	$5,889	$1,886	$1,612	$835
Loans held for sale - discontinued operations	384,779	373,030	375,976	382,732	397,094
Loans held for investment - continuing operations	1,734,557	1,728,073	1,662,458	1,551,579	1,562,327
Total loans	$2,120,866	$2,106,992	$2,040,320	$1,935,923	$1,960,256

Non-performing loans - continuing operations (4)	$8,830	$3,252	$2,160	$1,697	$1,941
Non-performing loans - discontinued operations (4)	1,506	1,924	556	709	560
Total non-performing loans	10,336	5,176	2,716	2,406	2,501
Foreclosed properties (OREO)	971	874	968	1,288	927
Total nonperforming assets	$11,307	$6,050	$3,684	$3,694	$3,428

Allowance for loan losses to loans held for investment (2)	1.04%	1.03%	1.00%	1.01%	1.01%
Net charge-offs to average loans (3)	0.11	—	—	0.03	0.05

Non-performing loans as a percentage of total loans - continuing operations (4)	0.51%	0.19%	0.13%	0.11%	0.12%
Non-performing loans as a percentage of total loans - discontinued operations (4)	0.39	0.52	0.15	0.19	0.14
Non-performing loans as a percentage of total loans (4)	0.49	0.25	0.13	0.12	0.13

Non-performing assets as a percentage of total assets - continuing operations (4)	0.34%	0.14%	0.11%	0.11%	0.11%
Non-performing assets as a percentage of total assets - discontinued operations (4)	0.05	0.07	0.02	0.03	0.02
Non-performing assets as a percentage of total assets (4)	0.40	0.20	0.13	0.14	0.13

(1)The allowance for loan losses has not been adjusted retrospectively in periods prior to December 31, 2018. (2)The first quarter 2019 and fourth quarter 2018 ratios are calculated on a continuing operations basis. Prior period ratios have not been retroactively adjusted for the impact of discontinued operations. (3)Annualized. (4)Excludes non-performing PCI loans.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

(dollars in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	Linked Quarter Change	Year Over Year Change

DDA	$561,829	$602,252	$518,155	$464,282	$472,181	$(40,423)	$89,648
NOW	233,838	252,490	407,214	241,461	214,333	(18,652)	19,505
Savings	896	725	698	951	3,593	171	(2,697)
Money market	962,741	987,183	759,583	647,247	699,311	(24,442)	263,430
Time	22,069	10,623	10,396	10,359	3,074	11,446	18,995
Brokered	65,811	99,241	79,119	92,656	112,376	(33,430)	(46,565)
Total deposits - continuing operations	1,847,184	1,952,514	1,775,165	1,456,956	1,504,868	(105,330)	342,316
Deposits to be assumed - discontinued operations	593,264	585,429	604,659	609,631	591,432	7,835	1,832
Total deposits	$2,440,448	$2,537,943	$2,379,824	$2,066,587	$2,096,300	$(97,495)	$344,148

Payments clients	$361,192	$397,608	$258,320	$251,748	$311,943	$(36,416)	$49,249

Average Deposits

	2019	2018				Linked Quarter Change	Q1 2019 vs Q1 2018
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

DDA	$575,453	$597,239	$561,355	$489,722	$502,829	$(21,786)	$72,624
NOW	276,212	280,449	314,759	287,283	236,796	(4,237)	39,416
Savings	884	712	616	674	527	172	357
Money market	847,254	798,017	697,578	645,034	697,092	49,237	150,162
Time	12,847	10,117	10,406	9,855	9,800	2,730	3,047
Brokered	81,141	93,558	67,937	100,425	117,787	(12,417)	(36,646)
Total deposits - continuing operations	1,793,791	1,780,092	1,652,651	1,532,993	1,564,831	13,699	228,960
Deposits to be assumed - discontinued operations	593,313	600,769	601,421	602,832	589,054	(7,456)	4,259
Total deposits	$2,387,104	$2,380,861	$2,254,072	$2,135,825	$2,153,885	$6,243	$233,219

Payments clients	$295,059	$263,800	$227,029	$219,016	$256,794	$31,259	$38,265

Noninterest bearing deposits as a percentage of average deposits - continuing operations	32.1%	33.6%	34.0%	31.9%	32.1%
Cost of deposits - continuing operations	1.09%	0.93%	0.76%	0.71%	0.63%

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance and Financial Measures Reconciliation

	2019	2018
(in thousands, except share and per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Taxable equivalent interest income reconciliation
Interest income - GAAP	$26,197	$26,628	$24,017	$22,836	$21,279
Taxable equivalent adjustment	100	97	97	98	103
Interest income - taxable equivalent	$26,297	$26,725	$24,114	$22,934	$21,382

Taxable equivalent net interest income reconciliation
Net interest income - GAAP	$20,424	$21,068	$19,297	$18,444	$17,438
Taxable equivalent adjustment	100	97	97	98	103
Net interest income - taxable equivalent	$20,524	$21,165	$19,394	$18,542	$17,541

Taxable equivalent net interest margin reconciliation
Net interest margin - GAAP	3.66%	3.60%	3.45%	3.52%	3.49%
Impact of taxable equivalent adjustment	0.02	0.02	0.02	0.02	0.02
Net interest margin - taxable equivalent	3.68%	3.62%	3.47%	3.54%	3.51%

Income before income taxes reconciliation
Income before income taxes - GAAP	$8,151	$8,522	$8,835	$10,460	$6,540
Taxable equivalent adjustment	100	97	97	98	103
Income before income taxes	$8,251	$8,619	$8,932	$10,558	$6,643

Income tax reconciliation
Income tax expense - GAAP	$1,711	$1,039	$1,837	$2,082	$1,349
Taxable equivalent adjustment	100	97	97	98	103
Income tax expense	$1,811	$1,136	$1,934	$2,180	$1,452

Tangible book value per common share reconciliation
Total shareholders’ equity	$320,627	$323,653	$320,237	$316,770	$307,059
Intangible assets	(22,848)	(23,095)	(23,367)	(23,662)	(24,050)
Total tangible common equity	$297,779	$300,558	$296,870	$293,108	$283,009
Common shares outstanding	24,466,964	25,290,419	26,103,666	26,102,217	25,772,208
Book value per common share - GAAP	$13.10	$12.80	$12.27	$12.14	$11.91
Tangible book value	12.17	11.88	11.37	11.23	10.98

Tangible common equity to tangible assets reconciliation
Total shareholders’ equity	$320,627	$323,653	$320,237	$316,770	$307,059
Intangible assets	(22,848)	(23,095)	(23,367)	(23,662)	(24,050)
Total tangible common equity	$297,779	$300,558	$296,870	$293,108	$283,009

Total assets	$2,855,887	$2,955,440	$2,882,721	$2,690,674	$2,718,665
Intangible assets	(22,848)	(23,095)	(23,367)	(23,662)	(24,050)
Total tangible assets	$2,833,039	$2,932,345	$2,859,354	$2,667,012	$2,694,615
Tangible common equity to tangible assets	10.51%	10.25%	10.38%	10.99%	10.50%